FIRST AMENDMENT TO SUBSTITUTE INSURANCE REIMBURSEMENT FACILITY AGREEMENT

This First Amendment to Substitute Insurance Reimbursement Facility Agreement (“the First Amendment”), effective as of August 29, 2023 (the First Amendment Effective Date), amends, supplements and extends the Substitute Insurance Reimbursement Facility Agreement (the “Agreement” attached hereto as Exhibit A), that was effective as of September 29, 2022 by and between 1970 Group, Inc. (the “Company”), a Delaware corporation, having its principal place of business at 100 Jericho Quadrangle, Suite 300, Jericho, New York 11753, and TEAM, INC. (the “Customer”) a Delaware corporation, having its principal place of business at 13131 Dairy Ashford Road, Suite 600, Sugar Land, Texas 77478 (Company and Customer are individually referred to herein as a “Party” and collectively, as the “Parties”).

WHEREAS, the Parties have agreed to amend, supplement and extend the Agreement on the terms set out in this Amendment, pursuant to Section 6.6 of the Agreement.

WHEREAS, all terms used but not defined herein shall have the meanings assigned to them in the Agreement.

WHEREAS, this Amendment pertains solely to the sections of the Agreement as provided below, all other terms of the Agreement continue in full force and effect.1

Section 1.1 Substitute Insurance Collateral Facility. Upon the execution of this Agreement, and subject to the terms and conditions hereof, Company shall provide to Customer and any domestic Subsidiaries or Affiliates of Customer a substitute insurance reimbursement facility pursuant to which the Company will arrange for the issuance of letters of credit from an NAIC-approved financial institution designated by the Company (each a “Letter of Credit”) as set forth in Schedule A (the “Substitute Insurance Reimbursement Facility”) to enable Customer to provide credit support under Customer’s (or its Subsidiaries’) workers’ compensation, commercial automotive and general liability insurance policies identified in Schedule A (the “Policies”). In the event any draw is made under a Letter of Credit (a “Draw”), it is understood and agreed that such Draw shall constitute an advance by Company to Customer in a principal amount equal to the amount of the Draw and such advance shall be reimbursable by Customer within five (5) Business Days of the Company providing Customer with notice of such Draw (the “Repayment Deadline”). Commencing on the first day after Repayment Deadline, the unpaid amount thereof shall bear interest at a per annum rate equal to the Default Rate until paid in full.
1 With respect to all deliveries and reporting obligations that Customer has under the Agreement, relevant dates shall be understood to be updated from prior year to 2023/24 as applicable.

Section 1.2 Fees and Payment Thereof. As consideration for Company’s providing of the Substitute Insurance Reimbursement Facility and any advances thereunder made to Customer by Company for the term commencing with the First Amendment Effective Date through September 29, 2024, (the “Term”), Customer shall pay to Company for the Letter(s) of Credit defined in Schedule A hereto, the fees set forth in Schedule A (the “First Amendment Effective Date Fee”). The First Amendment Effective Date Fee shall be deemed approved and earned in full upon the issuance of the Letters of Credit on the First Amendment Effective Date, and Customer agrees to pay the First Amendment Effective Date Fee as provided in Schedule A in lawful money of the United States of America by wire transfer in immediately available funds to Company as directed by Company and as set forth in Schedule A. Notwithstanding the foregoing, the parties hereto agree that if a Letter of Credit is reduced or terminated prior to the stated expiration of such Letter of Credit, the parties will negotiate, in good faith, a credit and/or reimbursement for any fully paid Effective Date Fee applicable to such Letter of Credit.

Section 1.4 Extension and Termination. The Agreement, as may be amended from time to time, the Substitute Insurance Collateral Facility, and any and all loans or other financial accommodations made in association therewith shall automatically extend on an annual basis, commencing on the first anniversary of the First Amendment Effective Date, provided there has not been an Event of Default and only upon Company’s receipt from Customer of (a) payment of the fee as communicated in writing from Company to Customer (the “Extension Fee”), (b) confirmation that there have been no changes to the existing Letter of Credit or Policies associated therewith, and (c) confirmation that Customer’s Policies associated with the Letter of Credit continue to be in full force and effect. Should Customer not wish to automatically extend in accordance with the terms and conditions hereof, Customer shall provide Company with written notice of Customer’s intention to allow the Substitute Collateral Security Facility to terminate at least ninety (90) days prior to the expiration of the Term. Company may terminate this Agreement and the Substitute Insurance Collateral Facility and any and all loans or other financial accommodations made in association therewith immediately upon the occurrence of an Event of Default (defined below).

IN WITNESS WHEREOF, each party has caused its signature page to this First Amendment to be duly executed as of the date first written above.

CUSTOMER:

TEAM, INC.

By: /s/ Nelson Haight
Name: Nelson Haight
Title: Chief Financial Officer

COMPANY:

1970 GROUP, INC.

By: /s/ Ronald J. Friedman
Name: Ronald J. Friedman Title: President

Letter of Credit Amounts and Related Information:

Insurance Policies covered by Substitute Collateral Facility (each a “Policy” and together, the “Policies”)	Letter of Credit Amount and Related Information
AIG / Lexington Insurance Company
• GL Policy No. 688-22-77
• AL Policy No. 976-74-81
• AL Policy No. 976-74-72
• WC Policy No. 035-90-1815
• WC Policy No. 035-90-1816
• WC Policy No. 035-90-1817

AXA XL (“AXA XL Policies”)
• AL Policy No. CAD740910108
• WC Policy No. CWD740909809
• WC Policy No. CWR740909909
• GL Policy No. CGO740910009
$3,653,933 (“AIG Increase”) $5,044,275 (“AIG Renewal”) $[]
TOTAL:	$[]

First Amendment Effective Date Fee (inclusive of interest and all costs):
A. Due on First Amendment Effective Date
$496,652 based on (i) three-month SOFR, plus (ii) 7.00% of $3,653,933 (for the AIG Increase for the 13-month period commencing on the First Amendment Effective Date and terminating on September 29, 2024)
B. Due 09/15/2023
$[] based on (i) three-month SOFR, plus (ii) 7.00% of (a) $5,044,275 (for the AIG Renewal) plus (b) [] (for the renewal of the AXA XL Policies) (for the 12-month period terminating on September 29, 2024)2
Payment Instructions: Customer agrees to remit the entirety of the Fee via wire transfer to Company as follows:

First Republic Bank: 111 Pine Street, San Francisco, CA 94111 Account Name: 1970 Group Inc.
100 Jericho Quadrangle Suite 300, Jericho, New York 11753
ABA Routing Number 321 081 669 SWIFT Code: FRBUS6S
Account Number – Telephone Verification Required.
2 NTD: Renewal amount for the AIG Renewal and the full amount of the AXA XL Policies to be calculated on or before 09/15/2023 as updated collateral requirement is available.

Exhibit A

[SUBSTITUTE INSURANCE COLLATERAL FACILITY AGREEMENT]